UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported :   January 7, 2008

SILVER DRAGON RESOURCES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-29657	33-0727323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5160 Yonge Street, Suite 803
Toronto, Ontario, M2N 6L9
(Address of Principal Executive Offices) (Zip Code)

(416) 223-8500
(Registrant's telephone number)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01 Other Events.

2008 ANNUAL MEETING INFORMATION

The Company anticipates holding its 2008 Annual Meeting of Stockholders on Tuesday, May 13, 2008.

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the 2008 Annual Meeting of Stockholders must be received by the Company on or before February 1, 2008, to be eligible for inclusion in the Company’s proxy statement and form of proxy to be distributed by the Board of Directors in connection with that meeting. Any such proposal should be mailed to: Corporate Secretary, Silver Dragon Resources Inc., 5160 Yonge Street, Suite 803, Toronto, Ontario, M2N 6L9. Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy.

SEC rules establish a deadline for submission of shareholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting (the "Discretionary Vote Deadline.") The Discretionary Vote Deadline for the 2008 Annual Meeting is March 1, 2008. If a shareholder gives notice of such a proposal after the Discretionary Vote Deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the 2008 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER DRAGON RESOURCES INC.

Date: January 7, 2008	/s/ Marc Hazout
By: Marc Hazout, President and Chief Executive Officer